--------------------------------------------------------------------------------

                                 $ [193,449,611]

                         LEHMAN XS TRUST, SERIES 2007-1
                         ENIOR/SUBORDINATE CERTIFICATES

                          Lehman Brothers Holdings Inc.
                              (Sponsor and Seller)

                     Structured Asset Securities Corporation
                                   (Depositor)

                                      [TBD]
                                    (Trustee)

                              Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated December 14, 2006 and the prospectus dated November 13, 2006 (this may be obtained on Lehman Brothers' web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

                                  Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under "Risk Factors" in the terms sheet supplement dated December 14, 2006 and the prospectus dated November 13, 2006 which is conveyed with this document.

--------------------------------------------------------------------------------

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC"). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

-----------------------------------------------------------------------------------------------------
                                          Approx.                              Interest
                Approx.     Coupon /     Targeted           Principal          Accrual
  Class      Size ($) (1)    Margin       C/E (%)             Type            Convention      Delay
-----------------------------------------------------------------------------------------------------
   WF2-1     [73,009,000]  LIBOR + []%   [11.00]%            Senior             30/ 360       0 day
   WF2-2     [60,377,000]  LIBOR + []%   [11.00]%            Senior             30/ 360       0 day
   WF2-3     [23,448,900]      []%       [11.00]%            Senior             30/ 360      24 day
   WF2-4     [17,426,100]      []%       [11.00]%   Senior, non-accelerating    30/ 360      24 day
 WF-M1(3)    [9,790,000]       []%        [6.00]%          Subordinate          30/ 360      24 day
 WF-M2 (3)   [4,797,000]       []%        [3.55]%          Subordinate          30/ 360      24 day
 WF-M3 (3)   [1,468,000]       []%        [2.80]%          Subordinate          30/ 360      24 day
 WF-M4 (3)   [1,762,000]       []%        [1.90]%          Subordinate          30/ 360      24 day
 WF-M5 (3)   [1,371,611]       []%        [1.20]%          Subordinate          30/ 360      24 day
-----------------------------------------------------------------------------------------------------

(1)   Bond sizes are subject to a permitted variance of +/-10% in the aggregate.

(2)   Based on the Pricing Speed.

(3)   Not offered Classes.

                   -----------------
                         WF2-1
                       [Aaa/AAA]
                       L + [ ]%
                   -----------------
                         WF2-2                WF2-4
                       [Aaa/AAA]            [Aaa/AAA]
                       L + [ ]%                [ ]%
                   -----------------
                         WF2-3
                        [Aaa/AAA]
                         [ ]%
                   --------------------------------------
                                     WF-M1
                                     [TBD]
                                      [ ]%
                   --------------------------------------
                                     WF-M2
                                     [TBD]
                                      [ ]%
                   --------------------------------------
                                     WF-M3
                                     [TBD]
                                      [ ]%
                   --------------------------------------
                                     WF-M4
                                     [TBD]
                                      [ ]%
                   --------------------------------------
                                     WF-M5
                                     [TBD]
                                      [ ]%
                   --------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

                                Transaction Overview

Structure:                      Senior/ Subordinate with Overcollateralization.

Pricing Speed:                  100% PPC

                                100% of the Prepayment Assumption ("PPC") assumes that, based on the age of the mortgage loan, prepayments start at 10% CPR in month one, increase by approximately 1.36% each month to 25% CPR in month 12 and remain at 25% CPR thereafter.

Mortgage Pool:                  The Mortgage Pool consists of approximately
                                [918] conventional, first lien, fixed rate, residential mortgage loans having a total principal balance of approximately $195,799,201 as of the Cut-off Date. Certain characteristics of the mortgage loans are described on page 15 of this termsheet, subject to a permitted variance of + 10% in the aggregate.

Credit Enhancement:             The Targeted credit support ("C/E") for a class
                                equals (i) the percentage of the certificates subordinate to such class plus (ii) the targeted overcollateralization ("O/C") amount. Rating levels are subject to final approval.

                                The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates.

Ratings: All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by S&P and Moody's, respectively.

Closing Date:                   January  31, 2007

Cut-off Date:                   January 1, 2007

Distribution Date:              The 25th day of each month, or if the 25th day
                                is not a business day, on the next succeeding business day, beginning on February 26, 2007.

Servicing Fee:                  0.375% per annum

Master Servicer:                Aurora Loan Services LLC (an affiliate of Lehman
                                Brothers).

Senior Certificates:            Class WF2-1, Class WF2-2, Class WF2-3 and Class
                                WF2-4 Certificates

Subordinate Certificates:       Class WF-M1, Class WF-M2, Class WF-M3, Class
                                WF-M4 and Class WF-M5 Certificates

The Certificates:               The Senior Certificates and the Subordinate
                                Certificates.

Interest Rate:                  The Interest Rate for the Senior Certificates
                                and the Subordinate Certificates for any Accrual
                                Period will be equal to the lesser of (1) the rate described in the table on page 2 of this termsheet and (2) the applicable Net Funds Cap
                                (as defined below).

Legal Final Maturity:           January 25, 2037


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap:             An interest rate swap will be purchased for the
                                Trust for the benefit of the WF2-1 and WF2-2
                                Certificates. Proceeds derived from the interest rate swap will be applied to cover interest shortfalls, Basis Risk Shortfalls and Unpaid
                                Basis Risk Shortfalls, as applicable, as further described below. The [sixty] month interest rate swap will obligate the Trust to pay a strike rate as set forth in the table on page 8 of this termsheet on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the interest rate swap.

Optional Redemption:            The transaction can be called by the Master
                                Servicer on any Distribution Date following the month in which the total principal balance of the Mortgage Loans is reduced to less than 10% of the initial total principal balance as of the Cut-off Date.

                                If the optional redemption is not exercised on the first optional redemption date, beginning with the following Distribution Date, the interest rate for the Class WF2-3 and Class WF2-4 Certificates will increase by 0.50% per annum and the interest rate for each of the Subordinate Certificates will increase by 0.75% per annum, in each case subject to the applicable Net Funds Cap.

Class WF2-4 Percentage          For any Distribution Date will be equal to the
                                lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Class Principal
                                Amount of the Class WF2-4 Certificates
                                immediately prior to such date by (y) the aggregate Class Principal Amount of the Senior
                                Certificates immediately prior to such date.

Class WF2-4 Priority Amount     For any Distribution Date an amount equal to the
                                least of (i) the Class Principal Amount of the Class WF2-4 Certificates immediately prior to such Distribution Date, (ii) the product of (x) the Senior Principal Distribution Amount, (y) the Class WF2-4 Percentage and (z) the Class
                                WF2-4 Shift Percentage and (iii) the Senior
                                Principal Distribution Amount; provided, however, that if prior to such Distribution Date the Class Principal Amount of the Senior
                                Certificates (other than the Class WF2-4
                                Certificates) has been reduced to zero, the Class WF2-4 Priority Amount will equal 100% of the Senior Principal Distribution Amount.

Class WF2-4 Shift Percentage    For any Distribution Date occurring prior to the
                                37th Distribution Date (i.e., February 2010),
                                0%; for the 37th through 60th Distribution
                                Dates, 45%; for the 61st through 72nd
                                Distribution Dates, 80%; for the 73rd through
                                84th Distribution Dates, 100%; and thereafter,
                                300%.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rates for the Senior Certificates and the Subordinate Certificates will be equal to the lesser of (i) the rate set forth on page 2 and (ii) the applicable Net Funds Cap (as defined herein). Interest for the Senior Certificates and the Subordinate Certificates will be calculated on a 30/360 basis.

The "Accrual Period" for the Class WF2-1 and Class WF2-2 Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on January 31, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The "Accrual Period" for the Class WF2-3 Certificates, the Class WF2-4 Certificates and the Subordinate Certificates for each Distribution Date will be the calendar month immediately preceding the related Distribution Date.

The aggregate Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1) To pay any related servicing fees and any mortgage insurance premium, if applicable;

(2) For deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty;

(3) To pay Current Interest and Carryforward Interest to the Senior Certificates pro rata in proportion to such amounts;

(4) To pay Current Interest and Carryforward Interest to the Subordinate Certificates sequentially in order of priority;

(5) Any interest remaining from interest remittance amount will be deemed "Monthly Excess Interest" and, together with amounts remaining from the principal remittance after the application of the priorities set forth above under Principal Payment Priority will be distributed along with Monthly Excess Cashflow as follows:

            i) To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

            ii) To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority to the extent unpaid above;

            iii) To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

            iv) To pay to the Senior Certificates, after giving effect to principal distributions described below, up to a specified target amount for such Distribution Date, in accordance with the Principal Payment Priority described below, in reduction of their respective Class Principal Amounts, until reduced to zero;

            v) To pay sequentially to the Subordinate Certificates, in reduction of their respective Class Principal Amounts, after giving effect to principal distributions described below, sequentially, in order of seniority, up to a specified target amount for such Distribution Date in accordance with the Principal Payment Priority described below, until each such class has been reduced to zero;

            vi) To pay to the Senior Certificates, except the Class WF2-1 and Class WF2-2 Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, pro rata in proportion to such amounts;

            vii) To pay the Subordinate Certificates sequentially, in order of seniority, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts;


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

            viii) Concurrently, on a pro-rata basis, to the Senior Certificates, any Deferred Amounts and interest on such Deferred Amounts, in proportion to such Deferred Amounts;

            ix) To pay the Subordinate Certificates sequentially, in order of seniority, any Deferred Amounts;

            x) To pay the holder of the Class X Certificates in accordance with the Trust Agreement; and

            xi)   To the Class R Certificates, any remaining amount.

The "Principal Distribution Amount" for any Distribution Date and for the Mortgage Pool is an amount equal to the principal remittance amount for such date for the Mortgage Pool minus the overcollateralization release amount, if any, for such Distribution Date.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I. Prior to the Stepdown Date, or whenever a Trigger Event is in effect, the Principal Distribution Amount will be distributed as follows:

      1) For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously pursuant to clause (2) of Interest Payment Priority above).

      2)    To pay principal as follows:

            A) To the Class WF2-4 Certificates, the Class WF2-4 Priority Amount, until reduced to zero;

            B) Sequentially, to the Class WF2-1, Class WF2-2 and Class WF2-3 Certificates, until reduced to zero; and

            C) To the Class WF2-4 Certificates, without regard to the Class WF2-4 Priority Amount, until reduced to zero.

      3) All remaining principal will be allocated to the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4 and Class WF-M5 Certificates, sequentially and in that order, until reduced to zero.

      4) For application as part of Monthly Excess Cashflow for such Distribution Date.

II. On or after the Stepdown Date and as long as a Trigger Event is not in effect the Principal Distribution Amount will be distributed as follows:

      1) For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously pursuant to clause (2) of Interest Payment Priority above).

      2) All principal will be allocated to the Senior Certificates, to be paid as described in clause (I)(2) above, provided, however, that principal will only be allocated to the Senior Certificates until the credit enhancement behind the Senior Certificates is equal to two times its initial targeted credit enhancement percentage.

      3) All remaining principal will be allocated to the Class WF-M1, Class WF-M2, Class WF-M3, Class WF-M4 and Class WF-M5 Certificates, sequentially, in that order, until the credit enhancement behind each class is equal to two times the related initial targeted credit enhancement percentage.

      4) For application as part of Monthly Excess Cashflow for such Distribution Date.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap Agreement

The [60-month] Interest Rate Swap Agreement (the "Swap Agreement") will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The strike rate shown below is not final and is subject to change. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an 30/360 basis. The payments will be netted against each other each month (the "Net Swap Payment") and will be deposited into an account (the "Swap Account").

--------------------------------------------------------------------------------
          Approximate                                Approximate
           Notional                                   Notional
            Balance         Strike                     Balance         Strike
 Month        ($)           Rate (%)    Month            ($)           Rate (%)
--------------------------------------------------------------------------------
   1               -           -          31        37,393,491.17       5.062
   2     131,059,426.06      5.447        32        34,961,227.95       5.068
   3     128,509,020.90      5.444        33        32,587,772.91       5.074
   4     125,740,439.72      5.431        34        30,271,712.08       5.080
   5     122,760,168.34      5.418        35        28,011,665.36       5.087
   6     119,575,505.54      5.413        36        25,806,285.71       5.093
   7     116,194,540.26      5.392        37        23,654,258.34       5.100
   8     112,626,123.64      5.370        38        23,654,258.34       5.106
   9     108,880,172.22      5.337        39        23,098,236.52       5.112
   10    104,966,937.72      5.303        40        21,729,153.62       5.119
   11    100,903,909.85      5.269        41        20,395,769.31       5.125
   12     96,938,339.10      5.224        42        19,097,197.15       5.131
   13     93,068,403.74      5.192        43        17,832,572.23       5.137
   14     89,291,808.59      5.161        44        16,601,050.66       5.142
   15     85,606,313.33      5.135        45        15,401,809.06       5.148
   16     82,009,731.22      5.116        46        14,234,044.07       5.153
   17     78,499,927.86      5.097        47        13,096,971.86       5.158
   18     75,074,819.86      5.089        48        11,989,827.66       5.163
   19     71,732,373.70      5.079        49        10,911,865.32       5.169
   20     68,470,604.49      5.068        50         9,862,356.85       5.175
   21     65,287,574.84      5.058        51         8,840,591.96       5.182
   22     62,181,393.70      5.052        52         7,845,877.68       5.188
   23     59,150,215.29      5.046        53         6,877,537.92       5.193
   24     56,192,237.99      5.044        54         5,934,913.05       5.198
   25     53,305,703.27      5.045        55         5,017,359.54       5.203
   26     50,488,894.73      5.046        56         4,124,249.51       5.208
   27     47,740,137.02      5.038        57         3,254,970.44       5.213
   28     45,057,794.89      5.044        58         2,408,924.72       5.217
   29     42,440,272.24      5.050        59         1,585,529.34       5.221
   30     39,886,011.20      5.056        60           781,671.19       5.224
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Senior Swap Payment Priority

Amounts in the Swap Account will be distributed as follows:

1) to the Swap Counterparty any Net Swap Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution date, to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

3) to the Class WF2-1 and Class WF2-2 Certificates, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount and Monthly Excess Cashflow pro rata in proportion to such remaining amounts;

4) to the Class WF2-1 and Class WF2-2 Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, pro rata in proportion to such amounts;

5) if applicable, for application to the purchase of a replacement Swap
Agreement;

6) to the Swap Counterparty unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger event owed to the Swap Counterparty pursuant to the Swap Agreement; and

7) to the Class S-X certificates, any remaining amount.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

"Current Interest" for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Carryforward Interest

"Carryforward Interest" for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the applicable Net Funds Cap.

Net Funds Cap

The "Net Funds Cap" for each Distribution Date and all Classes of Certificates will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date, provided, however that the Class WF2-1 and Class WF2-2 Certificates will be subject to a maximum Net Funds Cap of 6.00% per annum.

The "Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (A) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related collection period divided by 12 and (B) the pool balance for the immediately preceding Distribution Date.

The "Net Mortgage Rate" with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the sum of the servicing fee rate and, in the case of an insured Mortgage Loan, the mortgage insurance fee rate. Basis Risk Shortfall

"Basis Risk Shortfall":

With respect to any Class of Certificates and each Distribution Date, the excess of (a) the amount of interest payable to a Class of Certificates, as calculated at the applicable interest rate, without regard to the applicable Net Funds Cap, over (b) the amount calculated at the applicable Net Funds Cap.

The "Unpaid Basis Risk Shortfall" for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the applicable Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Trigger Events

A "Trigger Event" will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

         Distribution Date                  Loss Percentage
         -----------------                  ---------------

February 2010 to January 2011   [ ]% for the first month, plus an additional
                                1/12th of [ ]% for each month thereafter

February 2011 to January 2011   [ ]% for the first month, plus an additional
                                1/12th of [ ]% for each month thereafter

February 2012 to January 2013   [ ]% for the first month, plus an additional
                                1/12th of [ ]% for each month thereafter

February 2013 and thereafter    [ ]%

The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The "Delinquency Rate" for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

"Cumulative Realized Losses" with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by
(y) the Cut-off Date Balance of the loans.

The "Senior Enhancement Percentage" for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (before giving effect to distributions on that Distribution Date to the Certificates) is greater than or equal to approximately [22.00]% (the "Targeted Senior Enhancement Percentage") or (ii) the 37th Distribution Date.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Losses

Losses that are not covered by mortgage insurance are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of priority, and then the Senior Certificates, on a pro rata basis, based on Class Principal Amounts. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an "Applied Loss Amount".

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the "Deferred Amount" for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds
(y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A "Subsequent Recovery" is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class WF-M5, the Class WF-M4 Certificates, the Class WF-M3 Certificates, the Class WF-M2 Certificates, the Class WF-M1 Certificates and then the Senior Certificates (pro-rata based on Class Principal Amount) have been reduced to zero.

Note: The Certificates may also be related to a pool of mortgage loans other than the pool of mortgage loans described in this termsheet. This may result in increased initial class principal balance for the Class WF-M Certificates. However, the class principal balances of the Class WF-M Certificates may also be written down to the extent that there are losses in the other mortgage pool.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount
(Overcollateralization or "OC"). Excess interest will be used to create and maintain the OC Target.

The "OC Target" with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [1.20]% of the aggregate Pool Balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [1.20]% of the aggregate Pool Balance as of the Cut-off Date and (b) the product of [2.40]% of the aggregate Pool Balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The "OC Floor" is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                                    Contacts
--------------------------------------------------------------------------------

MBS Trading and Structuring     Rich McKinney                    (212) 526-8320
                                Khalil Kanaan                    (212) 526-8320
                                Sandeep Bharatwaj                (212) 526-8320
                                Jeffrey Winkler                  (212) 526-8320

MBS Banking                     Mike Hitzmann                    (212) 526-5806
                                Maxine Wolfowitz                 (212) 526-2751
                                Kejian Wu                        (212) 526-4005
                                Christopher Del Medico           (212) 526-3374
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

----------------------------------------------------------------------------------------------------------------------------
                                              LXS 2007-1 Collateral Summary *
----------------------------------------------------------------------------------------------------------------------------
Total Number of Loans                                      918         Occupancy Status

Total Outstanding Loan Balance                    $195,799,201         Primary Home                         87.80% +/- 1.00%


Average Loan Principal Balance              $213,288 +/- 3.00%         Investment                            9.27% +/- 1.00%

Percentage of Loans with Prepayment
  Penalties                                  100.00% +/- 1.00%         Second Home                           2.94% +/- 1.00%


Weighted Average Coupon                      7.629% +/- 0.050%

Weighted Average Original Term (mo.)                 358 +/- 1

Weighted Average Remaining Term (mo.)                356 +/- 1         Geographic Distribution

Weighted Average Loan Age (mo.)                        2 +/- 1         (Other states account individually for less than
                                                                       5% of the Cut-off Date principal balance.)
Weighted Average Original LTV                 82.96% +/- 1.00%

Weighted Average FICO                                656 +/- 2         CA                                   21.49% +/- 1.50%

                                                                       FL                                   10.32% +/- 1.50%

                                                                       MD                                    6.32% +/- 1.50%

                                                                       NY                                    5.69% +/- 1.50%

Prepayment Penalty (years)

0.001 - 1.000                                  3.33% +/- 1.00%

1.001 - 2.000                                 10.25% +/- 1.00%         Lien Position

2.001 - 3.000                                 86.43% +/- 1.00%         First                                         100.00%

----------------------------------------------------------------------------------------------------------------------------

      * The Mortgage Loan data is shown herein as of the applicable Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                           Collateral Characteristics
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Scheduled Principal Balances
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
       ($)                       Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
0.01 - 50,000.00                   44         $1,692,174.81           0.86%
50,000.01 - 100,000.00            139         10,553,884.66           5.39
100,000.01 - 150,000.00           170         21,493,346.69          10.98
150,000.01 - 200,000.00           171         30,067,999.28          15.36
200,000.01 - 250,000.00           127         28,725,604.42          14.67
250,000.01 - 300,000.00            66         18,134,198.72           9.26
300,000.01 - 350,000.00            61         19,841,147.35          10.13
350,000.01 - 400,000.00            42         15,813,625.28           8.08
400,000.01 - 450,000.00            35         14,758,615.75           7.54
450,000.01 - 500,000.00            33         15,905,277.55           8.12
500,000.01 - 550,000.00             6          3,129,892.83            1.6
550,000.01 - 600,000.00             9          5,147,637.91           2.63
600,000.01 - 650,000.00             8          5,008,230.55           2.56
650,000.01 - 700,000.00             2          1,356,940.47           0.69
700,000.01 - 750,000.00             3          2,187,225.46           1.12
950,000.01 - 1,000,000.00           1            974,305.54            0.5
1,000,000.01 - 1,250,000.00         1          1,009,094.23           0.52
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------

Minimum: $19,058
Maximum: $1,009,094
Average: $213,288


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 Mortgage Rates
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
       (%)                       Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
5.501 - 6.000                       4         $1,092,404.29           0.56%
6.001 - 6.500                      29          6,880,517.84           3.51
6.501 - 7.000                     163         40,745,997.77          20.81
7.001 - 7.500                     200         48,330,591.09          24.68
7.501 - 8.000                     203         48,069,661.10          24.55
8.001 - 8.500                     165         29,617,354.87          15.13
8.501 - 9.000                     106         15,949,740.59           8.15
9.001 - 9.500                      33          3,501,734.17           1.79
9.501 - 10.000                     13          1,466,010.31           0.75
10.001 - 10.500                     2            145,189.47           0.07
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------

Minimum:          5.750%
Maximum:          10.250%
Weighted Average: 7.629%


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Original Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
        (Months)                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
171-180                            20         $1,980,811.41           1.01%
301-360                           898        193,818,390.09          98.99
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------

Minimum:          180
Maximum:          360
Weighted Average: 358

--------------------------------------------------------------------------------
                       Remaining Terms to Stated Maturity
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
        (Months)                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
180 and Below                      20         $1,980,811.41           1.01%
241 - 360                         898        193,818,390.09          98.99
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50          100.00%
--------------------------------------------------------------------------------

Minimum:          176
Maximum:          359
Weighted Average: 356

--------------------------------------------------------------------------------
                                    Seasoning
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
        (Months)                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
1 - 12                            917       $195,735,564.58          99.97%
13 - 24                             1             63,636.92           0.03
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Original Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
       (%)                       Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
10.001 - 20.000                     1            $98,366.69           0.05%
20.001 - 30.000                     5            685,919.44           0.35
30.001 - 40.000                     9          1,038,432.86           0.53
40.001 - 50.000                    21          2,835,293.50           1.45
50.001 - 60.000                    35          7,958,083.35           4.06
60.001 - 70.000                    69         17,713,799.27           9.05
70.001 - 80.000                   222         48,904,255.63          24.98
80.001 - 90.000                   309         67,256,587.61          34.35
90.001 - 100.000                  247         49,308,463.15          25.18
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------

Minimum:          17.520%
Maximum:          100.000%
Weighted Average: 82.960%


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Combined Loan-to-Value Ratio
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
       (%)                       Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
20.001 - 30.000                     6           $784,286.13           0.40%
30.001 - 40.000                     9          1,038,432.86           0.53
40.001 - 50.000                    21          2,835,293.50           1.45
50.001 - 60.000                    34          7,755,218.05           3.96
60.001 - 70.000                    65         15,973,839.11           8.16
70.001 - 80.000                   201         42,682,053.00           21.8
80.001 - 90.000                   314         70,019,294.78          35.76
90.001 - 100.000                  268         54,710,784.07          27.94
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------

Minimum:          25.000%
Maximum:          100.000%
Weighted Average: 83.770%


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Primary Mortgage Insurance Carrier
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
                                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
 Mortgage Guaranty
  Insurance Corp.                 232        $58,482,070.95          50.17%
 PMI                              307         55,579,526.23          47.68
 United Guaranty
  Residential Ins                   8          1,149,206.11           0.99
 Amerin Guaranty Corp.              9          1,354,247.47           1.16
--------------------------------------------------------------------------------
Total:                            556       $116,565,050.76          100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%

--------------------------------------------------------------------------------
                      Primary Mortgage Insurance Percentage
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
       (%)                       Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
12                                 63        $14,218,318.62          12.20%
25                                245         52,974,632.07           45.45
30                                213         43,412,265.85           37.24
35                                 35          5,959,834.22            5.11
--------------------------------------------------------------------------------
Total:                            556       $116,565,050.76         100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   FICO Score
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
                                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
521 - 540                           1           $124,133.96           0.06%
601 - 620                          24          6,020,970.21           3.08
621 - 640                         294         62,967,862.55          32.16
641 - 660                         253         55,050,650.88          28.12
661 - 680                         209         44,207,889.32          22.58
681 - 700                          61         11,556,296.30            5.9
701 - 720                          33          6,947,290.79           3.55
721 - 740                          20          3,874,987.61           1.98
741 - 760                          17          4,045,912.32           2.07
761 - 780                           3            379,948.21           0.19
781 - 800                           2            324,163.61           0.17
821 - 840                           1            299,095.74           0.15
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------

Minimum:          524
Maximum:          822
Weighted Average: 656


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Loan Purpose
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
                                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
Cash Out Refinance                561       $130,294,157.86          66.54%
Purchase                          213         38,282,250.07          19.55
Rate/Term Refinance               144         27,222,793.57           13.9
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50          100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Property Type
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
                                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
Single Family                     816       $175,911,703.33          89.84%
Two-to-Four Family                 59         13,025,793.26           6.65
Condominium                        43          6,861,704.91            3.5
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 States - Top 10
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
                                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
CA                                124        $42,081,510.74          21.49%
FL                                 96         20,214,769.49          10.32
MD                                 48         12,380,023.01           6.32
NY                                 42         11,150,049.01           5.69
AZ                                 43          9,233,747.67           4.72
MN                                 39          8,108,147.85           4.14
VA                                 32          7,560,875.55           3.86
PA                                 52          7,391,022.54           3.77
WA                                 27          7,045,171.59            3.6
TX                                 44          5,692,731.83           2.91
Other                             371         64,941,152.22          33.17
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Interest Only Loan Term
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
        (Months)                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
None                              872       $179,998,276.70         91.93%
60                                 38         13,371,394.80           6.83
120                                 7          2,024,530.00           1.03
180                                 1            405,000.00           0.21
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Balloon Loan Flag
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
                                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
Balloon                           246        $63,706,972.65          32.54%
Fully Amortizing                  672        132,092,228.85          67.46
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Prepayment Penalty Term in Years
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
     (Years)                     Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
1.000                              30         $6,510,475.83          3.33%
2.000                              96         20,064,665.03          10.25
3.000                             792        169,224,060.64          86.43
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50         100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Documentation Type
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
                                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
Full Documentation                249        $51,522,214.76          26.31%
Stated Documentation              445         93,679,171.07          47.84
No Documentation                   71         13,829,725.97           7.06
No Ratio Documentation            153         36,768,089.70          18.78
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50          100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Product Type
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
                                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
Fixed Rate                        672       $132,092,228.85          67.46%
Balloon                           246         63,706,972.65          32.54
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50          100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Index
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
                                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
Fixed Rate                        918       $195,799,201.50          100.00%
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50          100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Originator
--------------------------------------------------------------------------------
                                                                   % of Pool
                               Mortgage        Principal           Principal
                                 Loans         Balance ($)          Balance
--------------------------------------------------------------------------------
WELLS FARGO HOME MORTGAGE         918       $195,799,201.50          100.00%
--------------------------------------------------------------------------------
Total:                            918       $195,799,201.50          100.00%
--------------------------------------------------------------------------------


The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC), a copy of which you may get for free by visiting the web site at http://www.lehman.com/pub/sasco. The issuer has or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database at ww.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 212 526 7000 or by calling toll free 1-800-666-2388.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.